Exhibit 99.1
Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS RECORD REVENUES IN FISCAL FIRST QUARTER 2020
Strong year-over-year revenue and earnings growth despite global trade actions

SAN JOSE, Calif., July 24, 2019 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive and intelligent computing, today announced record revenues of $850 million for the first quarter of fiscal year 2020, up 3% from the prior quarter and up 24% year over year. GAAP net income for June quarter was $241 million, or $0.94 per diluted share. Non-GAAP net income for June quarter was $249 million, or $0.97 per diluted share.
The Xilinx Board of Directors declared a quarterly cash dividend of $0.37 per outstanding share of common stock payable on August 27, 2019 to all stockholders of record at the close of business on August 7, 2019.
Additional first quarter of fiscal year 2020 comparisons are provided in the charts below.

Q1 2020 Financial Highlights
(In millions, except EPS)

	GAAP

	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$850	$828	$684	3%	24%
Operating income	$251	$250	$216	0%	16%
Net income	$241	$245	$190	-1%	27%
Diluted earnings per share	$0.94	$0.95	$0.74	-1%	27%

	Non-GAAP

	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019	Q-T-Q	Y-T-Y
Net revenues*	$850	$828	$684	3%	24%
Operating income	$260	$259	$218	0%	19%
Net income	$249	$242	$192	3%	30%
Diluted earnings per share	$0.97	$0.94	$0.75	3%	29%

* No adjustment between GAAP and Non-GAAP

“I am pleased to report that we were able to achieve the mid-point of our revenue guidance for the first fiscal quarter, despite export control restrictions that impacted shipments to one of our customers in China. We were able to generate $850 million in revenues for the quarter, representing 24% year over year growth. This clearly demonstrates our focused execution and is strong evidence of the resilience and diversity of our business model. We also had strong profitability with 27% growth in earnings per share during the same period. Revenues from our Zynq products grew 68% year over year and represented nearly a quarter of overall revenues, as we continued our transformation to a platform company,” said Victor Peng, president and chief executive officer, Xilinx.

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019	Q-T-Q	Y-T-Y
North America	23%	27%	28%	-10%	3%
Asia Pacific	51%	47%	45%	11%	42%
Europe	18%	18%	19%	-1%	16%
Japan	8%	8%	8%	3%	20%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019	Q-T-Q	Y-T-Y
A&D, Industrial and TME	39%	39%	45%	2%	10%
Automotive, Broadcast and Consumer	15%	14%	16%	8%	10%
Wired and Wireless Group	41%	42%	31%	2%	66%
Data Center Group	5%	5%	7%	-4%	-13%
Channel	0%	0%	1%	NM	NM

Net Revenues by Product:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019	Q-T-Q	Y-T-Y
Advanced Products	69%	68%	56%	4%	53%
Core Products	31%	32%	44%	0%	-13%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q1 FY 2020	Q4 FY 2019	Q1 FY 2019

Annual Return on Equity (%)*	35	34	32

Operating Cash Flow	$298	$288	$176

Depreciation Expense (including software amortization)	$24	$22	$15

Capital Expenditures (including software)	$29	$28	$26

Combined Inventory Days	112	112	113

Revenue Turns (%)	24	35	37

*Return on equity calculation: Annualized year to date GAAP net income/average stockholders’ equity

Product and Financial Highlights - Fiscal First Quarter 2020

•
The Advanced Products category increased 53% year over year and constituted approximately 69% of total revenues in the first quarter. Our 16nm node continued its accelerated ramp, with revenues increasing approximately four times year over year, primarily driven by customers in 5G as well as customers in the Data Center and Test, Measurement & Emulation end markets.

•
Xilinx extended its Virtex UltraScale+ HBM family by adding 16GB HBM products which are ideally suited for workloads that process large datasets such as adaptable AI inference, database acceleration, data analytics, video transcoding, and security processing. Our 16GB HBM products are currently sampling to customers and are expected to go into production later this year.

•
Our Zynq-based revenues grew 68% year over year, indicating significant progress in Xilinx’s transformation into a platform company. The Zynq SoC platform, which includes Zynq at 28nm and both MPSoC and RFSoC at 16nm, now represents 23% of total revenues.

•
Xilinx announced that it has started shipping its 7nm Versal™ AI Core series and Versal™ Prime series devices to key customers through its early access program. Versal is the industry’s first adaptive compute acceleration platform (ACAP), a revolutionary new category of heterogeneous compute devices with capabilities that far exceed those of conventional CPUs, GPUs, and FPGAs.

•
During the first quarter, Xilinx entered into an agreement to acquire NGCodec, a powerful, differentiated video encoding technology provider that, when paired with a Xilinx acceleration platform delivers greater visual quality at lower bandwidth requirements than any other solution in the market. Twitch Interactive, an Amazon subsidiary and creator of a leading live streaming video platform, achieved 30X greater performance over CPUs with a Xilinx powered solution using a VP9 encoder IP from NGCodec. The transaction closed in the first week of the second quarter.

•	Xilinx repurchased 3.0 million shares at an average price of $105.50 per share and paid dividends of $94 million during the quarter.

Business Outlook - Fiscal Second Quarter 2020
The following guidance is based on current expectations and estimates, and as indicated, are presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed and referred to at the end of this release.
Xilinx’s fiscal second quarter guidance takes into account the estimated impact from the U.S. government's announced export restriction to one of our customers in China. Guidance does not include the financial impact related to the announced acquisition of Solarflare, which is expected to close during the fiscal second quarter.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$800M - $850M	—	$800M - $850M
Gross Margin	~65%-66%	1% (1)	~66%-67%
Operating Expenses	~$326M	$4M(2)	~$322M
Other Income	~$11M	—	~$11M
Tax Rate	0%	—	0%

(1)	Amortization of acquisition related intangibles

(2)	M&A related expenses and amortization of acquisition related intangibles

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the June quarter financial results and management's outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 7549615. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal first quarter 2020 results and business outlook for the September quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. We believe these costs do not reflect the Company’s current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.
Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income, as detailed above. It also excludes U.S. tax reform related items. The Company believes excluding U.S. tax reform related items will facilitate a comparable evaluation of its current performance to its past performance. The second quarter of fiscal 2020 outlook does not reflect other tax related items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, customer acceptance of our new products, current global economic conditions, trade and export restrictions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018
Net revenues	$849,632	$828,361	$684,370
Cost of revenues:
Cost of products sold	283,500	269,457	206,888
Amortization of acquisition-related intangibles	3,269	—	—
Total cost of revenues	286,769	269,457	206,888
Gross margin	562,863	558,904	477,482
Operating expenses:
Research and development	204,100	199,500	170,826
Selling, general and administrative	107,425	107,160	90,532
Amortization of acquisition-related intangibles	400	1,866	360
Total operating expenses	311,925	308,526	261,718
Operating income	250,938	250,378	215,764
Interest and other income (expense), net	11,612	9,302	(2,847)
Income before income taxes	262,550	259,680	212,917
Provision for income taxes	21,091	15,040	22,879
Net income	$241,459	$244,640	$190,038
Net income per common share:
Basic	$0.95	$0.96	$0.75
Diluted	$0.94	$0.95	$0.74
Cash dividends per common share	$0.37	$0.36	$0.36
Shares used in per share calculations:
Basic	253,268	253,855	252,682
Diluted	257,928	258,177	255,935

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 29, 2019	March 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,883,137	$3,175,684
Accounts receivable, net	305,955	335,165
Inventories	336,758	315,358
Other current assets	63,718	65,771
Total current assets	3,589,568	3,891,978
Net property, plant and equipment	350,555	328,929
Long-term investments	54,849	53,433
Other assets	972,926	877,008
Total Assets	$4,967,898	$5,151,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$497,110	$475,036
Long-term debt	1,245,263	1,234,807
Other long-term liabilities	612,941	579,996
Stockholders' equity	2,612,584	2,861,509
Total Liabilities and Stockholders' Equity	$4,967,898	$5,151,348

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$23,853	$21,607	$15,075
Amortization	9,085	10,195	7,333
Stock-based compensation	42,753	38,748	35,608
Net cash provided by operating activities	298,216	288,007	176,168
Purchases of property, plant and equipment and software	29,201	28,242	26,359
Payment of dividends to stockholders	93,961	91,384	90,675
Repurchases of common stock	444,995	—	137,300
Repayment of debt	—	500,000	—

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,613	$2,170	$2,035
Research and development	24,874	23,099	20,930
Selling, general and administrative	15,266	13,479	12,643

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018
GAAP gross margin	$562,863	$558,904	$477,482
Amortization of acquisition-related intangibles	3,269	—	—
Non-GAAP gross margin	$566,132	$558,904	$477,482

GAAP operating income	$250,938	$250,378	$215,764
Acquisition-related costs	5,371	6,560	1,495
Amortization of acquisition-related intangibles	3,669	1,866	360
Non-GAAP operating income	$259,978	$258,804	$217,619

GAAP net income	$241,459	$244,640	$190,038
Acquisition-related costs	5,371	6,560	1,495
Amortization of acquisition-related intangibles	3,669	1,866	360
Income tax effect of changes in applicable U.S. tax laws	—	(8,508)	—
Income tax effect of non-GAAP adjustments	(1,423)	(2,330)	—
Non-GAAP net income	$249,076	$242,228	$191,893

GAAP diluted EPS	$0.94	$0.95	$0.74
Acquisition-related costs	0.02	0.02	0.01
Amortization of acquisition-related intangibles	0.01	0.01	—
Income tax effect of changes in applicable U.S. tax laws	—	(0.03)	—
Income tax effect of non-GAAP adjustments	—	(0.01)	—
Non-GAAP diluted EPS	$0.97	$0.94	$0.75